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                                                                    Exhibit 2.6

                            STOCK PURCHASE AGREEMENT

       This STOCK PURCHASE AGREEMENT, dated as of August 27, 1999, by and among GILLETTE MACHINE & TOOL CO., INC., a New York corporation (the "COMPANY"), GILLETTE MACHINE & EQUIPMENT COMPANY, a New York general partnership (the "PARTNERSHIP"), CHARLYNE GILLETTE, MARTIN GILLETTE, JOHN GILLETTE and TESTAMENTARY TRUST B UNDER WILL OF FRANK P. GILLETTE DATED FEBRUARY 7, 1992 (each individually, a "SHAREHOLDER" and collectively, the "SHAREHOLDERS"), and PRECISION PARTNERS, INC., a Delaware corporation ("BUYER").

                                    RECITALS

     A. The Shareholders own all of the issued and outstanding common stock, $______ par value per share (the "COMMON STOCK"), of the Company.

     B. Buyer desires to purchase from the Shareholders, and the Shareholders desire to sell to Buyer, the Common Stock in exchange for the Aggregate Closing Consideration, all on the terms and conditions set forth herein.

     C. The parties desire to make certain representations, warranties and covenants in connection with the transaction and to prescribe various conditions to the transaction.

          Accordingly, the parties hereto agree as follows:

                                 I. DEFINITIONS

     1.1. DEFINITIONS. In addition to the terms defined elsewhere herein, the following terms, as used herein, have the following meanings when used herein with initial capital letters:

          "ACCOUNTANTS" has the meaning ascribed to such term in Section 2.4(b).

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For the purposes of this definition, "CONTROL," when used with respect to any Person, means the possession, directly or indirectly, of the power to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or comparable positions) of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

          "AGGREGATE CLOSING CONSIDERATION" has the meaning ascribed to such term in Section 2.2.




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          "AGREEMENT" means this Agreement, as the same may be amended from time to time in accordance with the terms hereof.

          "ANCILLARY AGREEMENTS" means the Employment Letters, the Noncompetition Agreements, the Consulting Agreements, the Rochester Lease, the Assignment and all other instruments, certificates, bills of sale and other agreements entered into by the Company, the Partnership or any Shareholder in connection with the consummation of the transactions contemplated by this Agreement, including the Reorganization.

          "ASSIGNMENT" has the meaning ascribed to such term in Section 5.9.

          "AUDITED FINANCIAL STATEMENTS" has the meaning ascribed to such term in Section 5.4(b).

          "BALANCE SHEET DATE" means February 28, 1999.

          "BALANCE SHEET PRINCIPLES" has the meaning ascribed to such term in
Section 2.4(a).

          "BASE SHAREHOLDERS' EQUITY" means $4.7 million.

          "BUSINESS DAY" means a day other than a Saturday or Sunday or a day on which banks located in New York City are authorized or required to close.

          "BUYER" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

          "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, for any applicable period, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP, together with all obligations to make termination payments under such capitalized lease obligations.

          "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss.ss. 9601, et seq.

          "CLOSING" has the meaning ascribed to such term in Section 2.7.

          "CLOSING DATE" has the meaning ascribed to such term in Section 2.7.

          "CLOSING BALANCE SHEET" has the meaning ascribed to such term in
Section 2.4(a).

          "CLOSING SHAREHOLDERS' EQUITY has the meaning ascribed to such term in
Section 2.4(a).

          "CLOSING SHAREHOLDERS' EQUITY STATEMENT" has the meaning ascribed to such term in Section 2.4(a).



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          "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "COMMON STOCK" has the meaning ascribed to such term in Recital A.

          "COMPANY" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

          "COMPANY NOTES" has the meaning ascribed to such term in Section 5.9.

          "COMPANY PROPERTY" means any real property and improvements at any time owned, leased, used, operated or occupied (whether for storage, disposal or otherwise) by the Company.

          "COMPANY SECURITIES" has the meaning ascribed to such term in Section 3.1.5(b).

          "COMPUTER SYSTEMS" has the meaning ascribed to such term in Section 3.1.24.

          "CONSTITUENT OF CONCERN" means any substance defined as a hazardous substance, hazardous waste, hazardous material, pollutant, or contaminant by any Environmental Law, any petroleum hydrocarbon and any degradation product of a petroleum hydrocarbon, asbestos, PCB or similar substance, the handling, storage, treatment or exposure of or to which is subject to regulation under any Environmental Law.

          "CONSULTING AGREEMENTS" means the Consulting Agreements, dated as of the Closing Date, between the Company and each of John Gillette and Martin Gillette, each substantially in the form attached hereto as EXHIBIT A.

          "DAMAGES" has the meaning ascribed to such term in Section 8.2(a).

          "DIRECT CLAIM" has the meaning ascribed to such term in Section
8.4(c).

          "DISPUTE NOTICE" has the meaning ascribed to such term in Section 6.1.

          "EMPLOYMENT LETTERS" means the employment agreements, dated the Closing Date, between the Company and each of Darren Gillette and Bruce Trombley, each substantially in the forms attached hereto as EXHIBIT B.

          "ENVIRONMENTAL CLAIMS" means administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, citations, summonses, notices of non-compliance or violation, requests for information, investigations or proceedings relating to any Environmental Law or any permit issued under any such Law, including (a) Environmental Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Constituents of Concern or arising from alleged injury or threat of injury to human health and safety or the environment.



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          "ENVIRONMENTAL CONDITION" means a condition with respect to the environment which has resulted or could result in a material loss, liability, cost or expense to the Company.

          "ENVIRONMENTAL LAW" means any Law in effect or, to the Company's knowledge, reasonably expected to be adopted or made effective, as of the Closing Date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, human health and safety, including CERCLA, and any state and local counterparts or equivalents to all or any of the foregoing.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, authorizations, certificates and approvals of Governmental Authorities relating to or required by Environmental Laws and necessary for the business of the Company.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA AFFILIATE" means any Person that, together with the Company, would be considered a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

          "ESTIMATED CLOSING SHAREHOLDERS' EQUITY" has the meaning ascribed to such term in Section 2.3.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "GAAP" means U.S. generally accepted accounting principles, consistently applied.

          "GOVERNMENTAL AUTHORITY" means any domestic or foreign governmental or regulatory authority, including any court, arbitral body or other body administering alternative dispute resolution.

          "INDEBTEDNESS" means with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, including, without limitation, all principal, interest, premiums, fees, expenses, overdrafts and penalties with respect thereto, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (iv) Capitalized Lease Obligations of such Person, and (v) all Indebtedness of any other Person of the type referred to in clauses (i) to (iv) above directly or indirectly guaranteed by such Person or secured by any assets of such Person.

          "INDEMNIFIED PARTY" has the meaning ascribed to such term in Section 8.4(a).

          "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section 8.4(a).



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          "INTELLECTUAL PROPERTY RIGHT" means any trademark, service mark, trade name, invention, patent, trade secret, copyright, know-how, proprietary computer software, computer databases, Internet addresses, including uniform resource locators, or domain names (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right, in each case which is owned, used or held for use or otherwise necessary in connection with the conduct of the businesses of the Company as now conducted or proposed to be conducted.

          "IRS" means the Internal Revenue Service.

          "LAST OFFER" has the meaning ascribed to such term in Section 2.4(b).

          "LAW" means any federal, state or local statute, law, rule, regulation, ordinance, code, permit, license, policy or rule of common law.

          "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For the purposes of this Agreement, a Person will be deemed to own, subject to a Lien, any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, liabilities, condition (financial and other), results of operations or prospects of the Company.

          "MILLENNIUM COMPLIANCE" means that the Computer Systems are capable of the following, during and/or after January 1, 2000: (a) handling date information involving all and any dates, including accepting input, providing output and performing date calculations in whole or in part; (b) operating accurately without interruption on and in respect of any and all dates and without any change in performance; (c) responding to and processing two digit year input without creating any ambiguity as to the century; and (d) storing and providing date input information without creating any ambiguity as to the century.

          "MONTHLY FINANCIAL STATEMENTS" means the unaudited monthly balance sheets of the Company at the end of each calendar month beginning January 31, 1996 through and including July 31, 1999, together with the related monthly statements of earnings.

          "NONCOMPETITION AGREEMENTS" means the Noncompetition Agreements, dated as of the Closing Date, between the Company, Buyer and each Shareholder, each substantially in the form attached hereto as EXHIBIT C.

          "OPERATING COMPANY" means an "operating company" within the meaning of Department of Labor Regulation ss. 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

          "ORDER" means any judgment, injunction, judicial or administrative order or decree.


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          "ORDINARY COURSE OF BUSINESS" means with respect to any Person, the ordinary course of business of such Person, consistent with such Person's past practice and custom, including with respect to any category, quantity or dollar amount, term and frequency of payment, delivery, accrual, expense or any other accounting entry.

          "PERMITTED LIEN" means (a) mechanics', workmen's, repairmen's or other like Liens arising or incurred in the Ordinary Course of Business in respect of obligations that are not overdue, (b) other imperfections of title or encumbrances, which do not materially affect the value or marketability of the property subject thereto, or (c) the Liens listed in SCHEDULE 3.1.15(a).

          "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PLAN ASSETS" means "plan assets" within the meaning of Department of Labor Regulation ss. 2510.3-101(c) or successor rule or regulation, as from time to time amended and in effect.

          "PLANS" has the meaning ascribed to such term in Section 3.1.18(a).

          "POST-CLOSING TAX PERIOD" means any Tax period (or portion thereof) ending after the Closing Date.

          "PRE-CLOSING AUDIT" has the meaning ascribed to such term in Section 5.4(b).

          "PRE-CLOSING TAX PERIOD" means any Tax period (or portion thereof) that ends on or before the Closing Date.

          "RELATED PARTY INDEBTEDNESS" means Indebtedness (a) of the Company to
(i) any Affiliate of the Company (including the Estate of Frank Gillette) or
(ii) any other current or former shareholder, director, officer or employee of either the Company or of any such Affiliate and (b) of any Affiliate of the Company or any other current or former shareholder, director, officer or employee of either the Company or of any such Affiliate to the Company, as applicable.

          "REORGANIZATION" has the meaning ascribed to such term in Section 5.8.

          "RETURNS" has the meaning ascribed to such term in Section
3.1.9(a)(i).

          "REVIEWED BALANCE SHEET" means the balance sheet of the Company as of February 28, 1999 included in the Reviewed Statements.

          "REVIEWED STATEMENTS" means the reviewed balance sheets of the Company as of February 28, 1999, 1998, 1997 and 1996, together with the related statements of income andretained earnings and cash flows for the periods then ended and the reports thereon of Bonadio & Co., certified public accountants.




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          "ROCHESTER LEASE" means the lease, dated the Closing Date, between
Testamentary Trust A under will of Frank P. Gillette dated February 7, 1992 and the Company, substantially in the form attached hereto as EXHIBIT D.

          "SELECTED BUYER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 4.1 (Corporate Existence and Power), 4.2 (Corporate Authorization; Enforceability), 4.3 (Governmental Authorization), 4.4 (Non-Contravention), and 4.6 (Finders' Fees).

          "SELECTED COMPANY REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 3.1.1 (Corporate Existence and Power), 3.1.2 (Corporate Authorization; Enforceability), 3.1.3 (Governmental Authorization), 3.1.4 (Non-Contravention; Consents), 3.1.5 (Capitalization; No Subsidiaries), 3.1.6(c) (Financial Statements; Books and Records -- as to reserve and accrual amounts and policies), 3.1.15 (Properties; Sufficiency of Assets), 3.1.18(h) (Change in Control Payments), and 3.1.25 (Finders' Fees).

         "SELECTED SHAREHOLDER REPRESENTATIONS AND WARRANTIES" means the representations and warranties contained in Sections 3.2.1 (Authority; Enforceability), 3.2.2 (No Conflicts), 3.2.3 (No Consents), 3.2.4 (Ownership of Shares; Title), and 3.2.7 (Finders' Fees).

          "SHAREHOLDERS" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

          "TAX" means (a) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Taxing Authority (as hereinafter defined), (b) any liability of the Company for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability of the Company for payment of such amounts was determined or taken into account with reference to the liability of any other Person, and (c) liability of the Company for the payment of any amounts as a result of being a party to any Tax Sharing Agreements or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied obligation to indemnify any other Person.

          "TAX MATTER" has the meaning ascribed to such term in Section 6.4.

          "TAX SHARING AGREEMENTS" means all existing Tax sharing agreements or arrangements (whether or not written) binding the Company.

          "TAXING AUTHORITY" means any Governmental Authority responsible for the imposition of any Tax.

          "TERMINATION DATE" has the meaning ascribed to such term in Section 9.1(a)(iv).



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          "THIRD PARTY CLAIM" means any claim, demand, action, suit or proceeding made or brought by any Person who or which is not a party to this Agreement.

                            II. THE PURCHASE; CLOSING

          2.1. PURCHASE OF COMMON STOCK. On the terms and subject to the conditions of this Agreement, at the Closing, (a) Buyer will purchase from the Shareholders, and the Shareholders will sell, assign, transfer and deliver ("TRANSFER") to Buyer, free and clear of all Liens, the Common Stock owned by the Shareholders listed on SCHEDULE 3.1.5(a) opposite such Shareholder's name, which Common Stock shall represent 100% of the issued and outstanding Company Securities as of the Closing Date. The certificates representing the Common Stock will be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Shareholders with all necessary transfer Tax and other revenue stamps, acquired at the Shareholders' expense, affixed and canceled. Each Shareholder will cure any deficiencies with respect to the endorsement of the certificates representing the Common Stock owned by such Shareholder or with respect to the stock powers accompanying any such certificates.

          2.2. PURCHASE PRICE. In consideration for the Transfer by the Shareholders of the Common Stock to Buyer pursuant to Section 2.1 and after giving effect to the Reorganization, Buyer will deliver at the Closing to the Shareholders an aggregate amount equal to $11.4 million (the "AGGREGATE CLOSING CONSIDERATION"), subject to adjustment as provided in Sections 2.3, 2.4 and 2.5, payable in cash by wire transfer of immediately available funds to one account designated in writing by the Shareholders.

          2.3. ESTIMATED CLOSING SHAREHOLDERS' EQUITY. Not less than two Business Days prior to the Closing Date, the Company and Buyer will prepare and agree on an estimate of the Closing Shareholders' Equity determined in accordance with the second sentence of Section 2.4(a) as if it were the actual Closing Shareholders' Equity, but based upon the Company's and Buyer's review of monthly financial information then available and inquiries of personnel responsible for the preparation of financial information relating to the Company in the ordinary course (the "ESTIMATED CLOSING SHAREHOLDERS' EQUITY"). The Aggregate Closing Consideration will be increased or reduced dollar-for-dollar by the amount by which the Estimated Closing Shareholders' Equity is greater than or less than the Base Shareholders' Equity, as applicable.

          2.4. POST-CLOSING ADJUSTMENT. (a) As soon as practicable (and in no event later than 60 days after the Closing), Buyer will prepare and deliver or cause to be prepared and delivered to the Shareholders a balance sheet of the Company as of the close of business on August 31, 1999 (the "CLOSING BALANCE SHEET") and a proposed statement of the shareholders' equity of the Company as of the close of business on August 31, 1999 (the "CLOSING SHAREHOLDERS' EQUITY STATEMENT"). The Closing Balance Sheet and the Closing Shareholders' Equity Statement (i) will reflect, respectively, the financial position of the Company and the components and calculation of the shareholders' equity of the Company in each case as of the close of business on August 31, 1999, after giving effect to the Reorganization and the Assignment, and (ii) will be prepared and determined on a basis consistent with the policies, principles and methodology used in connection with the preparation of the Reviewed Balance Sheet (the policies, principles and methodology in clause (ii) of this Section 2.4(a) being referred to herein as the "BALANCE SHEET PRINCIPLES"). The Reviewed Balance Sheet and Base Shareholders' Equity will be adjusted as if the Assignment and the Reorganization had occurred




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as of the Balance Sheet Date, but will not be adjusted as a result of the transactions contemplated by Section 5.10. Notwithstanding anything contained herein to the contrary, there will be no changes in reserve or accrual policies between the Balance Sheet Date and the Closing Date without the prior written consent of Buyer. The shareholders' equity of the Company as of the close of business on August 31, 1999 determined in accordance with this Section 2.4 is referred to herein as the "CLOSING SHAREHOLDERS' EQUITY."

          (b) If, within 30 days after the date of Buyer's delivery of the Closing Balance Sheet and the Closing Shareholders' Equity Statement, the Shareholders disagree in good faith with the preparation and determination of the Closing Balance Sheet and the Closing Shareholders' Equity Statement as proposed by Buyer in accordance with this Agreement, the Shareholders will give written notice to Buyer within such 30 day period (i) setting forth the Shareholders' proposed changes to the Closing Balance Sheet as prepared by Buyer and the determination by the Shareholders of the Closing Shareholders' Equity and (ii) specifying in detail the Shareholders' basis for disagreement with Buyer's preparation and determination of the Closing Balance Sheet and the Closing Shareholders' Equity. The failure by the Shareholders to so express disagreement and provide such specification within such 30 day period will constitute the acceptance of Buyer's preparation of the Closing Balance Sheet and the computation of the Closing Shareholders' Equity. If Buyer and the Shareholders are unable to resolve any disagreement between them with respect to the preparation of the Closing Balance Sheet and the determination of the Closing Shareholders' Equity within 30 days after the giving of notice by the Shareholders to Buyer of such disagreement, the items in dispute will be referred for determination to PricewaterhouseCoopers LLP (the "ACCOUNTANTS") as promptly as practicable, but not later than five days after the expiration of such 30 day period. Buyer and the Shareholders will use reasonable efforts to cause the Accountants to render their decision as soon as practicable thereafter (but in no event later than 30 days after the submission to the Accountants of the notice of disagreement referred to in the immediately preceding sentence), including without limitation by promptly complying with all reasonable requests by the Accountants for information, books, records and similar items. The Accountants will make a determination as to each of the items in dispute (but only those items in dispute), which determination will be in writing, furnished to each of the parties hereto as promptly as practicable after the items in dispute have been referred to the Accountants (but in no event later than 30 days thereafter), made in accordance with this Agreement, and conclusive and binding upon each of the parties hereto. Nothing herein will be construed to authorize or permit the Accountants to determine (i) any question or matter whatsoever under or in connection with this Agreement, except the determination of what adjustments, if any, must be made in one or more disputed items reflected in the Closing Balance Sheet and the Closing Shareholders' Equity Statement delivered by Buyer in order for the Closing Shareholders' Equity to be determined in accordance with the provisions of this Agreement or a Closing Shareholders' Equity that is not equal to one of, or between, the Closing Shareholders' Equity as determined by the Shareholders and as determined by Buyer. The fees and expenses of the Accountants will be paid by the party whose last written settlement offer related to all items in dispute, in the aggregate, submitted to the Accountants upon the referral of the matter to the Accountants in accordance with this Section 2.4(b) (each, a "LAST OFFER") varies by the greatest absolute amount from the determination by the Accountants of all such disputed items. No party will disclose to the Accountants, and the Accountants will not consider for any purpose, any settlement discussions or settlement offer (other than the Last Offer) made by any party.




                                        9

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          (c) During the period that the Shareholders' advisors and personnel are conducting their review of Buyer's preparation of the Closing Balance Sheet and determination of the Closing Shareholders' Equity, the Shareholders' and their representatives will have reasonable access during normal business hours to the work papers, prepared by or on behalf of Buyer and its representatives in connection with Buyer's preparation of the Closing Shareholders' Equity Statement and determination of the Closing Shareholders' Equity; PROVIDED, HOWEVER, that the Shareholders will conduct such review in a manner that does not unreasonably interfere with the conduct of the business of the Company or result in substantial out-of-pocket costs to Buyer. To the extent any such work papers are in the control of the Shareholders after the Closing, the Shareholders will grant Buyer and its representatives reciprocal access rights for the purpose of finalizing the preparation of the Closing Balance Sheet and the determination of the Closing Shareholders' Equity. The Shareholders and Buyer agree in good faith to use all reasonable efforts to provide such information and access described in this Section 2.4(c).

          2.5. ADJUSTMENTS TO CLOSING PAYMENTS. (a) Upon the final determination of the Closing Shareholders' Equity, the parties shall make the following adjustment:

          (i) If the Closing Shareholders' Equity is less than the Estimated Closing Shareholders' Equity, then the Aggregate Closing Consideration will be decreased by, and the Shareholders will pay to Buyer (on a joint and several basis), the amount of such difference.

          (ii) If the Closing Shareholders' Equity exceeds the Estimated Closing Shareholders' Equity, then the Aggregate Closing Consideration will be increased by, and Buyer will pay to the Shareholders, the amount of such difference.

          (b) Any payment in respect of an adjustment required to be made under
Section 2.5(a) will be made by Buyer or the Shareholders, as applicable, in cash by wire transfer of immediately available funds to one account as specified by Buyer or the Shareholders, as applicable, prior to the date such payment is required to be made hereunder. Such payment will be made on such of the following dates as may be applicable: (i) if the Shareholders shall have not objected to the preparation of the Closing Balance Sheet or the determination of the Closing Shareholders' Equity, the earlier of (A) 37 days after delivery to the Shareholders of the Closing Balance Sheet and the Closing Shareholders' Equity Statement or (B) seven days after the Shareholders have indicated that they have no objections to the preparation of the Closing Balance Sheet or the determination of the Closing Shareholders' Equity, or (ii) if the Shareholders shall have objected to the preparation of the Closing Balance Sheet or the determination of the Closing Shareholders' Equity by Buyer, within seven days following final agreement or decision with respect to the Closing Balance Sheet or the Closing Shareholders' Equity, as applicable, as provided in Section 2.4.

          2.6. CLOSING. The closing of the purchase and sale (the "CLOSING") will take place at the offices of Jones, Day, Reavis & Pogue located at 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York time, on August 31, 1999 or as soon thereafter as practicable, but in no event later than September 3, 1999 (the date on which the Closing occurs is herein referred to as the "CLOSING DATE"). At the Closing, the Shareholders, the Company and Buyer will deliver the agreements, instruments and certificates provided for in
Article VII.




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          2.7. PROCEEDINGS. Except as otherwise specifically provided for herein, all proceedings that will be taken and all documents that will be executed and delivered by the parties hereto on the Closing Date will be deemed to have been taken and executed simultaneously, and no proceeding will be deemed taken nor any document executed and delivered until all have been taken, executed and delivered.

                       III. REPRESENTATIONS AND WARRANTIES
                       OF THE COMPANY AND THE SHAREHOLDERS

          3.1. The Company and the Shareholders, jointly and severally, represent and warrant to Buyer as of the date hereof and the Closing (after giving effect to the Reorganization) as follows:

          3.1.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The Company has all corporate power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has heretofore delivered to Buyer a true and complete copy of its articles of incorporation and bylaws.

          3.1.2. CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by each of the Company and the Partnership of this Agreement and each Ancillary Agreement to which each of them will be a party to and will be delivered at the Closing are, and will be at the Closing, within its corporate or similar powers and have been, and will be at the Closing, as applicable, duly authorized by all necessary corporate or similar action on its part. This Agreement has been, and each of the Ancillary Agreements to which the Company and the Partnership will be a party to and will be delivered at the Closing will be, duly executed and delivered by the Company and constitutes, and will constitute at the Closing, the valid and binding agreements of each of the Company and the Partnership, enforceable against it in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.1.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company and the Partnership of this Agreement, and each Ancillary Agreement to which the Company and the Partnership will be a party to and will be delivered at the Closing, does not and will not require any action by or in respect of, or filing with, any Governmental Authority.

          3.1.4. NON-CONTRAVENTION; CONSENTS. Except as disclosed on SCHEDULE 3.1.4, the execution, delivery and performance by the Company and the Partnership of this Agreement, and each Ancillary Agreement to which the Company and the Partnership will be a party to and will be delivered at the Closing, and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate the articles of incorporation, bylaws or other similar constituent document of the Company or the Partnership, as applicable, (b) violate any applicable Law or Order, (c) require any filing with or permit, consent or approval of, or the giving of any notice to, any Person (including filings, consents or approvals required under any permits of the Company or the Partnership or any licenses to which the Company or the Partnership is a party), (d) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or the Partnership under or result in a loss of any benefit to which the Company or the Partnership is entitled under any agreement or other instrument binding upon, the Company or the Partnership or any license, franchise, permit or other similar authorization held by the Company or the Partnership, or (e) result in the creation or imposition of any Lien on any asset of the Company or the Partnership.

          3.1.5. CAPITALIZATION; NO SUBSIDIARIES. (a) As of the date hereof and immediately prior to the Closing, the authorized, issued and outstanding capital stock of the Company, and the beneficial owners thereof, are and will be as set forth on SCHEDULE 3.1.5(a). The Common Stock to be acquired by Buyer will be duly authorized, validly issued, fully-paid, nonassessable and free and clear of any Lien or other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares, subject to applicable securities laws).

          (b) There are no outstanding (i) shares of capital stock or other securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company, or
(iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, other securities or securities convertible into or exchangeable for capital stock or other securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "COMPANY SECURITIES"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities.

          (c) The Company does not own any capital stock or other equity or ownership or proprietary interest in any Person.

          3.1.6. FINANCIAL STATEMENTS; BOOKS AND RECORDS. (a) The Company has heretofore furnished Buyer with a true and complete copy of the Reviewed Statements which are attached hereto as EXHIBIT E. Except as set forth on
SCHEDULE 3.1.6(a) (none of which, individually or in the aggregate, is material), the Reviewed Statements fairly present in all material respects the financial position of the Company and the Partnership at the respective dates thereof and the results of the operations and cash flows of the Company and the Partnership for the periods indicated.

          (b) The Company has also heretofore furnished Buyer with a true and complete copy of the Monthly Financial Statements, which are attached hereto as EXHIBIT F. Except as set forth on SCHEDULE 3.1.6(b), such Monthly Financial Statements (i) have been prepared on a basis consistent with the Reviewed Statements and (ii) fairly represent in all material respects the financial position of the Company and the Partnership at the respective dates thereof and the results of the operations and cash flows of the Company and the Partnership for the respective periods then ended.

          (c) Except as disclosed on SCHEDULE 3.1.6(c), there have been no changes in the Company's reserve or accrual amounts or policies since the Balance Sheet Date.

          (d) The books of account, minute books, stock record books, and other records of the Company and the Partnership, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.

          3.1.7. NO UNDISCLOSED LIABILITIES. There are no liabilities of the Company or the Partnership or any facts or circumstances which could give rise to liabilities of the Company or the Partnership, whether accrued, contingent, absolute, determined, determinable or otherwise, other than (a) liabilities fully provided for in the Reviewed Balance Sheet; (b) liabilities specifically disclosed on SCHEDULE 3.1.7; and (c) other liabilities incurred since the Balance Sheet Date in the Ordinary Course of Business which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          3.1.8. INTERCOMPANY ACCOUNTS. SCHEDULE 3.1.8 contains a complete description of all transactions since January 1, 1996 and balances as of close of business on the Balance Sheet Date between the Company, on the one hand, and any Shareholder or other Affiliate of the Company, on the other hand, other than compensation paid in the Ordinary Course of Business. Other than (a) as disclosed on SCHEDULE 3.1.8 and (b) compensation paid in the Ordinary Course of Business, since the Balance Sheet Date there has not been any accrual of liability by the Company to any such Person, on the other hand, or other transaction between the Company, on the one hand, and any such Person, or any action taken (other than as provided for in this Agreement) which could reasonably be expected to result in any such accrual or the incurrence of any legal or financial obligation to any such Person after such date.

          3.1.9. TAX MATTERS. (a) Except as disclosed in SCHEDULE 3.1.9(a):

          (i) All Tax returns, statements, reports and forms (including estimated tax or information returns and reports) required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Company (collectively, the "RETURNS") have, to the extent required to be filed on or before the date hereof, been filed when due in accordance with all applicable Laws;

          (ii) The Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company;

          (iii) All Taxes owed by the Company (whether or not shown as due and payable on the Returns that have been filed) have been timely paid, or withheld and remitted to the appropriate Taxing Authority;

          (iv) Any reserves established for Taxes with respect to the Company for any Pre-Closing Tax Period (including any Pre-Closing Tax Period for which no Return has yet been filed) reflected on the books of the Company are adequate in accordance with GAAP;

          (v) The Company is not delinquent in the payment of any Tax and the Company has not requested any extension of time within which to file any Return, except for extensions granted as a matter of right;

          (vi) The Company (or any member of any affiliated, consolidated, combined or unitary group of which the Company is or has been a member) has not granted any extension or waiver of the statute of limitations period applicable to any Return, which period (after giving effect to such extension or waiver) has not yet expired;

          (vii) There is no action, suit or proceeding now pending and no claim, audit or investigation now pending of which the Company is aware or, to the knowledge of the Company, any action, suit, claim, audit or investigation threatened against or with respect to the Company in respect of any Tax;

          (viii) The Company does not own any interest in real property in any jurisdiction in which a Tax is imposed on the transfer of a controlling interest in an entity that owns any interest in real property;

          (ix) Neither the Company nor any other Person on behalf of the Company has entered into any agreement or consent pursuant to Section 341(f) of the Code;

          (x) There are no Liens for Taxes upon the assets of the Company, except Liens for current Taxes not yet due;

          (xi) The Company will not be required to include any adjustment in taxable income for any Post-Closing Tax Period under Section 481(c) of the Code (or any similar provision of the Tax Laws of any jurisdiction) as a result of a change in method of accounting for a Pre-Closing Tax Period or pursuant to the provisions of any agreement entered into with any Taxing Authority with regard to the Tax liability of the Company for any Pre-Closing Tax Period; and

          (xii) The Company has not been a member of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person.

          (b) The Company is not subject to any Tax imposed on overall net income in any jurisdiction (whether foreign or domestic) other than any such tax imposed by the State of New York and the United States federal government.

          3.1.10. ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 3.1.10, since the Balance Sheet Date, there has not been any event, occurrence, development, circumstances or state of facts which (a) has had or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (b) would have constituted a violation of any covenant of the Shareholders or the Company hereunder (including under Section 5.1) had such covenant applied to any of them since the Balance Sheet Date.

          3.1.11. CONTRACTS. (a) Except as specifically disclosed in SCHEDULE 3.1.11(a), the Company is not, and will not be, after giving effect to the Reorganization, a party to or bound by any of the following (whether written or oral):

          (i) any lease (whether of real or personal property) providing for annual rentals of $25,000 or more;

          (ii) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets (including in terms of quantity and dollar amount) that provides for either (A) annual payments by the Company of $25,000 or more or (B) aggregate payments by the Company of $50,000 or more, other than amounts payable to utility companies in the ordinary course of business;

          (iii) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets that provides for either (A) annual payments to the Company of $25,000 or more or (B) aggregate payments to the Company of $50,000 or more;

          (iv) any partnership, joint venture or other similar agreement or arrangement;

          (v) any agreement relating to the acquisition or disposition of any business (whether by merger, sale of stock, sale of assets or otherwise) or granting to any Person a right of first refusal or first offer to purchase any assets or business of the Company;

          (vi) any agreement relating to Indebtedness (in any case, whether incurred, assumed, guaranteed or secured by any asset);

          (vii) any license, franchise or similar agreement, including, without limitation, any agreement pursuant to which any Person has the right to use any Intellectual Property Right of the Company;

          (viii) any agency, dealer, sales representative, marketing or other similar agreement;

          (ix) any agreement that, by its terms, directly or indirectly limits the freedom of the Company to compete in any line of business, geographic area or with any Person or which could reasonably be expected to so limit the freedom of the Company or the Buyer after the Closing Date;

          (x) any agreement with (A) any Shareholder or any of such Shareholder's Affiliates, (B) any Person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of any Shareholders' Affiliates, (C) any Person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any Shareholder or any such Shareholder's Affiliates, (D) any director or officer of any Shareholder's Affiliates or any "associates" or members of the "immediate family" (as such terms are respectively defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act) of any such director or officer, or (E) any director or officer of the Company or with any "associate" or any member of the

          "immediate family" (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any such director or officer;

          (xi) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of Company Securities;

          (xii) any management service, consulting or any other similar type of contract;

          (xiii) any warranty, guaranty or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business;

          (xiv) any employment, deferred compensation, severance, bonus, retirement or other similar agreement or plan in effect as of the date hereof and entered into or adopted by the Company, on the one hand, and to which any current or former director or officer of the Company or any other employee of the Company receiving annual compensation of $50,000 or more is a party or who is otherwise a beneficiary thereof, on the other hand;

          (xv) any agreement, commitment or understanding having a remaining term in excess of three months and which is not terminable without penalty on 30 calendar days' notice or less; or

          (xvi) any other agreement, commitment, arrangement or plan not made in the Ordinary Course of Business or that is material to the Company.

          (b) Each agreement, contract, plan, lease, arrangement or commitment disclosed in SCHEDULE 3.1.11(a) or any other Schedule to this Agreement or required to be disclosed pursuant to this Section or any other Section of this Agreement is a valid and binding agreement of the Company and is in full force and effect. Neither the Company, nor, to the knowledge of the Company, any other party thereto is in default or breach in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment. Except as disclosed in SCHEDULE 3.1.11(a), each such agreement, contract, plan, lease, arrangement or commitment may be terminated by the Company with not more than 90 days prior written notice and without payment of penalty. To the knowledge of the Company, there is no event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice or the passage of time, or the happening of any other event or condition, could reasonably be expected to become a material default or event of default thereunder.

          (c) SCHEDULE 3.1.11(c) sets forth every grant by the Company in the past three years of any severance or termination pay to any employee of the Company receiving annual compensation of $50,000 or more, or any director or officer of the Company.

          3.1.12. INSURANCE COVERAGE. SCHEDULE 3.1.12 contains a list of all insurance policies and fidelity bonds covering the assets, business, operations, employees, officers and directors of the Company. There is no material claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company has complied in all material respects with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are in full force and effect and are of the type and in amounts deemed by the management of the Company to be sufficient in light of the business of the Company. The Company does not know of any threatened termination of, and has not received written notice of any premium increase with respect to, any of such policies or bonds. No insurance coverage with respect to any of the Company's assets, business, operations, employees, officers or directors has lapsed for any period due to a failure to timely make any premium payment or renewal or otherwise and the Company has not been refused by any insurance carrier to which it has applied for any insurance since January 1, 1995. Since the last renewal date of any insurance policy, there has not been any material adverse change in the relationship of the Company with its insurers or the premiums payable pursuant to such policies.

          3.1.13. LITIGATION. Except as disclosed in SCHEDULE 3.1.13, there is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties before any Governmental Authority or which in any manner challenges or seeks to prevent, enjoin, alter or delay or otherwise adversely affect the right or ability of the Company or the Partnership to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which the Company or the Partnership is or will be a party to and will be delivered at the Closing. The Company does not know of any valid basis for any such action, proceeding or investigation.

          3.1.14. COMPLIANCE WITH LAWS; PERMITS. (a) To the knowledge of the Company, the Company is in compliance in all material respects with all applicable Laws or Orders.

          (b) SCHEDULE 3.1.14(b) sets forth a list of each government or regulatory license, authorization, permit, consent and approval held by the Company or the Partnership, issued and held in respect of the Company or the Partnership or required to be so issued and held to carry on the businesses of the Company or the Partnership. Except as disclosed in SCHEDULE 3.1.14(b), each such license, authorization, permit, consent and approval is valid and in full force and effect and will not be terminated or impaired (or become terminated or impaired) as a result of the transactions contemplated hereby. To the knowledge of the Company, neither the Company nor the Partnership is in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, any material license, franchise, permit, consent or approval or similar authorization held by the Company or the Partnership.

          3.1.15. PROPERTIES; SUFFICIENCY OF ASSETS. (a) Except as disclosed in
SCHEDULE 3.1.15(a) and for inventory disposed of in the Ordinary Course of Business, the Company and the Partnership have good title to, or in the case of leased property have valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected in the Reviewed Balance Sheet or acquired after the Balance Sheet Date. None of such property or assets is subject to any Liens, except for (i) Liens disclosed in the Reviewed Balance Sheet or incurred after the date thereof in the Ordinary Course of Business; (ii) Liens for Taxes not yet due or being contested in good faith; and (iii) Permitted Liens.

          (b) SCHEDULE 3.1.15(b) sets forth a list of all real property assets owned or leased by the Company ("REAL PROPERTY"). All such leases of real property are valid, binding and enforceable in accordance with their respective terms and the Company is a tenant or possessor in good standing under all such leases of real property and all rents due under such leases have been paid. There does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default. The Company is in peaceful and undisturbed possession of the space and/or estate under each lease of which it is a tenant and has good and valid rights of ingress and egress to and from all the Real Property from and to the public street systems for all usual street, road and utility purposes. Neither the Company nor any Shareholder has received any notice of any appropriation, condemnation or like proceeding, or of any violation of any applicable zoning Law or Order relating to or affecting the Real Property, and to the Company's and each Shareholder's knowledge, no such proceeding has been threatened or commenced.

          (c) The assets owned or leased by each of the Company and the Partnership (including, real, personal, tangible and intangible property), or which it otherwise has the right to use (including, real, personal, tangible and intangible property), constitute all of the assets held for use or used in connection with the business of the Company and the Partnership and are in good operating condition and repair (normal wear and tear excepted) and are adequate to conduct such businesses as currently conducted.

          3.1.16. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.1.16(a) sets forth a list of all Intellectual Property Rights used in connection with the business of the Company, and all material licenses, sublicenses and other written agreements as to which the Company or any of its Affiliates is a party and pursuant to which any Person is authorized to use such Intellectual Property Right, including the identity of all parties thereto.

          (b) Except as disclosed in SCHEDULE 3.1.16(b):

          (i) The Company has not since January 1, 1995 been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business or, to the knowledge of the Company, threatened that, in either case, involves a claim of infringement by the Company of any Intellectual Property Right of any other Person or continuing infringement by any other Person of any Intellectual Property Right of the Company, and the Company does not have any knowledge of any basis for such claim of infringement or of any continuing infringement by any other Person of any Intellectual Property Right of the Company;

          (ii) No Intellectual Property Right of the Company is subject to any outstanding Order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person;

          (iii) The Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any Intellectual Property

          Right; and

          (iv) The Company has duly maintained all registrations for all Intellectual Property Rights listed or required to be listed in
          SCHEDULE 3.1.16(a).

          3.1.17. ENVIRONMENTAL MATTERS. (a) Except as disclosed in SCHEDULE 3.1.17:

          (i) Constituents of Concern have not been generated, recycled, used, treated or stored on, transported to or from, or released or disposed on, the Company Property or, to the knowledge of the Company, any property adjoining or adjacent thereto, except in compliance with Environmental Laws;

          (ii) To the knowledge of the Company, the Company is in compliance in all material respects with all Environmental Laws and the requirements of permits issued under such Environmental Laws with respect to the Company Property;

          (iii) There are no pending or, to the knowledge of the Company, threatened Environmental Claims against the Company or any Company Property;

          (iv) The Company has not taken any actions and, to the knowledge of the Company, there are no facts, circumstances, conditions or occurrences relating to Company Property or any property adjoining any Company Property, that could reasonably be expected to (i) form the basis of an Environmental Claim against the Company or any of the Company Property or assets or (ii) cause any such current Company Property or assets to be subject to any restrictions on its ownership, occupancy, use or transferability under any Environmental Law;

          (v) There are not now and, to the knowledge of the Company, there have never been, any underground storage tanks or sumps located on any Company Property or, to the knowledge of the Company, located on any property that adjoins or is adjacent to any Company Property;

          (vi) Neither the Company nor any Company Property is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or CERCLIS (as defined in CERCLA) or on any similar federal, state or foreign list of sites requiring investigation or clean-up;

          (vii) There are no Environmental Permits that are nontransferable or require consent, notification or other action to remain in full force and effect following the consummation of the transactions contemplated hereby; and

          (viii) To the knowledge of the Company, the Company has no liability under any Environmental Law (including an obligation to remediate any Environmental Condition whether caused by the Company or any other Person), except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis commenced or conducted by or on behalf of the Company (or by a third party of which the Company has knowledge) in relation to the current or prior business of the Company, or any property or facility currently or, to the knowledge of the Company, previously owned or leased by the Company, which has not been disclosed or delivered to Buyer prior to the date hereof.

          (c) The Company does not own or lease or has not owned or leased any property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

          3.1.18. PLANS AND MATERIAL DOCUMENTS. (a) SCHEDULE 3.1.18(a) sets forth a list of all employee benefit plans (as defined in Section 3(3) of ERISA), and all other employee benefit plans, programs, arrangements, contracts or schemes, written or oral, statutory or contractual, with respect to which the Company or any ERISA Affiliate has or has had in the six years preceding the date hereof any obligation or liability or which are or were in the six years preceding the date hereof maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of any current or former employee, officer or director of the Company or any ERISA Affiliate (collectively, the "PLANS"). With respect to each Plan, the Company has delivered to Buyer a true and complete copy of each such Plan (including all amendments thereto) and a true and complete copy of each material document (including all amendments thereto) prepared in connection with each such Plan including a copy of (i) each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, 5500-C and 5500-R for each such Plan, if any, and (iv) the most recent determination letter referred to in Section 3.1.18(d). The Company does not have any express or implied commitment, whether legally enforceable or not, to create, incur liability with respect to or cause to exist any employee benefit plan, program, arrangement, contract or scheme or to modify any Plan, other than as required by Law.

          (b) Except as disclosed in SCHEDULE 3.1.18(b), none of the Plans is a plan that is or has ever been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. None of the Plans is (i) a "MULTIEMPLOYER PLAN" as defined in Section 3(37) of ERISA, (ii) a plan or arrangement described under Section 4(b)(5) or 401(a)(1) of ERISA, or (iii) a plan maintained in connection with a trust described in Section 501(c)(9) of the Code. Except as disclosed in SCHEDULE 3.1.18(b), none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or provides for, or except to the extent required by Law, promises retiree medical or life insurance benefits to any current or former employee, officer or director of the Company.

          (c) Except as disclosed in SCHEDULE 3.1.18(c), to the knowledge of the Company, each Plan is in compliance in all material respects with, and has always been operated in all material respects in accordance with, its terms and the requirements of all applicable Laws, foreign and domestic and the Company and the ERISA Affiliates have satisfied in all material respects all of their statutory, regulatory and contractual obligations with respect to each such Plan. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could reasonably be expected to give rise to any such action, suit or claim.

          (d) Except as disclosed in SCHEDULE 3.1.18(d), each Plan or trust which is intended to be qualified or exempt from taxation under Section 401(a), 401(k) or 501(a) of the Code has received a favorable determination letter from the IRS that it is so qualified or exempt, and no fact or occurrence has occurred since the date of such determination letter to adversely affect the qualified or exempt status of any Plan or related trust.

          (e) There has been no non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any ERISA Affiliate has incurred any material liability for any excise Tax arising under the Code and, to the knowledge of the Company, no fact or event exists which could give rise to such liability. Neither the Company nor any ERISA Affiliate has incurred any material liability relating to Title IV of ERISA (other than for the payment of premiums to the Pension Benefit Guaranty Corporation), and no fact or event exists which could give rise to such liability.

          (f) All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. For completed plan years of the Plans all such contributions have been fully deducted for income Tax purposes and no such deduction has been challenged or disallowed by any Government Authorities, and no fact or event exists which, to the knowledge of the Company, could give rise to any such challenge or disallowance.

          (g) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any ERISA Affiliate relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level of the expense incurred in respect thereto for the most recent fiscal year ended prior to the date hereof.

          (h) Except as disclosed in SCHEDULE 3.1.18(h) or in this Agreement or the Ancillary Agreements, no employee or former employee of the Company or any ERISA Affiliate thereof will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

          (i) With respect to any Plan benefitting any current or former employee of the Company or any ERISA Affiliate that is subject to Section 4980B of the Code or was subject to Section 162(k) of the Code, the Company and each ERISA Affiliate have complied with (i) the continuation coverage requirements of
Section 4980B of the Code and Section 162(k) of the Code as applicable, and Part 6 of Subtitle B of Title I of ERISA and (ii) the Health Insurance Portability and Accountability Act of 1996, as amended.

          3.1.19. INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
SCHEDULE 3.1.19, to the knowledge of the Company, no Shareholder or any officer, director or other Affiliate of the Company possesses, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company. Ownership of 2% or less of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be an ownership interest for purposes of this Section 3.1.19.

          3.1.20. CUSTOMER, SUPPLIER AND EMPLOYEE RELATIONS. The relationships of the Company with its customers, suppliers and employees are good commercial working relationships and, except as disclosed in SCHEDULE 3.1.20, none of the Company's material customers or material suppliers or employees receiving annual compensation in excess of $50,000 has canceled, terminated or otherwise materially altered or notified the Company of any intention or otherwise threatened to cancel, terminate or materially alter its relationship with the Company or notified the Company of any intention or otherwise threatened to change its prices or modify its pricing policies for goods or services provided to the Company, effective prior to, as of, or within one year after, the Closing. As of the date hereof, there has not been, and the Company has no reason to believe that there will be, any change in relations with material customers, material suppliers or employees of the Company as a result of the transactions contemplated by this Agreement.

          3.1.21. OTHER EMPLOYMENT MATTERS. (a) The Company is in compliance with all Laws and Orders respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not, and is not, engaged in any unfair labor practice; no unfair labor practice complaint against the Company is pending before the National Labor Relations Board; there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of the Company, threatened against or involving the Company; the Company is not party to any collective bargaining agreement and no collective bargaining agreement is currently being negotiated by the Company; to the knowledge of the Company, no representation question exists respecting employees of the Company; and, except as specifically set forth on SCHEDULE 3.1.21(a), no claim in respect of the employment of any employee has been asserted and is currently pending or, to the knowledge of the Company, threatened against the Company.

          (b) SCHEDULE 3.1.21(b) contains a complete and accurate list of the following information for each current employee and director of the Company, including each employee on leave of absence or layoff status: employer; name; job title and description; date of hire; current compensation paid or payable and any change in compensation since the Balance Sheet Date: vacation accrued as of a recent date; service credited as of a recent date for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan or other Plan of the Company; and all accrued bonuses and any other amounts to be paid by the Company to employees of the Company, including bonuses and such other amounts at or in connection with the Closing.

          (c) SCHEDULE 3.1.21(c) contains a complete and accurate list of the following information for each retired employee or director of the Company or their dependents receiving benefits or scheduled to receive benefits in the future: name, pension benefits, pension option election, retiree medical insurance coverage, retiree life insurance coverage and other benefits.

          (d) No former or current employee or current or former director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee or director and any other Person that adversely affected, affects, or will affect (i) the performance of his duties as an employee or director of the Company or (ii) the ability of the Company to conduct its business.

          3.1.22. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.1.22, all of the accounts receivable reflected on the Reviewed Balance Sheet (net of the applicable reserves set forth on such Reviewed Balance Sheet) and all accounts receivable which have arisen since the Balance Sheet Date (net of any immaterial additional reserves established since such date in the Ordinary Course of Business) are valid and enforceable claims, and the goods and services sold and delivered which gave rise to such accounts receivable were sold and delivered in conformity with the applicable purchase orders, agreements and specifications. Such accounts receivable are subject to no defenses, offsets or recovery in whole or in part by the Persons whose purchase gave rise to such accounts receivable or by third parties and are fully collectible in the Ordinary Course of Business without resort to legal proceedings, except to the extent of the amount of the reserve for doubtful accounts reflected in such Reviewed Balance Sheet.

          3.1.23. INVENTORY. All inventories reflected on the Reviewed Balance Sheet (net of the applicable reserves set forth on such balance sheet) and all inventories which have been acquired or produced since the Balance Sheet Date (net of any immaterial additional reserves established since such date in the Ordinary Course of Business) are in good condition, conform in all material respects with the applicable specifications and warranties of the Company, are not obsolete, and are useable or saleable in the Ordinary Course of Business. The values at which such inventories are carried are in accordance with GAAP, consistently applied. The amount and mix of items in the inventories of supplies, in-process and finished products are, and will be at the Closing Date, consistent with the past business practices of the Company.

          3.1.24. MILLENNIUM COMPLIANCE. SCHEDULE 3.1.24 describes the measures that have been implemented to determine the extent to which the computer systems used by the Company in its business (the "COMPUTER SYSTEMS") are not in Millennium Compliance, and the material details of any program undertaken with a view towards causing the Computer Systems to achieve Millennium Compliance. Except as described on SCHEDULE 3.1.24, the Computer Systems used by the Company in its business are in Millennium Compliance.

          3.1.25 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

          3.2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. Each of the Shareholders, severally and not jointly, represents and warrants to Buyer as of the date hereof and the Closing as follows:

          3.2.1. AUTHORITY; ENFORCEABILITY. Such Shareholder has all requisite power and authority, and has taken all action necessary, to execute and deliver this Agreement and each Ancillary Agreement to which such Shareholder will be a party at the Closing, to consummate the transactions contemplated hereby and thereby and to perform his, her or its obligations hereunder and thereunder. This Agreement has been, and each of the Ancillary Agreements to which such Shareholder will be a party at the Closing will have been, duly executed and delivered by such Shareholder, and are and will be at the Closing legal, valid and binding obligations of such Shareholder, enforceable against such Shareholder in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          3.2.2. NO CONFLICTS. The execution and delivery of this Agreement, and each Ancillary Agreement to which such Shareholder will be a party at the Closing, do not and will not at the Closing, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof do not and will not at the Closing, violate or conflict with in any respect or result in a breach under any contract, license, Order or Law applicable to such Shareholder.

          3.2.3. NO CONSENTS. No consent of, approval or filing with, any court, Governmental Authority or other Person is required to be obtained or made by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or any of the Ancillary Agreements to which such Shareholder will be a party at the Closing or the consummation by such Shareholder of the transactions contemplated hereby or thereby.

          3.2.4. OWNERSHIP OF SHARES; TITLE. All of the issued and outstanding shares of Common Stock set forth opposite such Shareholder's name on SCHEDULE 3.1.5(a) are and will be at the Closing be lawfully owned of record and beneficially by such Shareholder, free and clear of any Liens. Such Shareholder has the full legal right, power and authority to vote, Transfer and convey such shares of Common Stock. Such shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment, option, proxy, right of first refusal or understanding, including, without limitation, any contract restricting or otherwise relating to the voting, dividend rights or disposition of such shares.

          3.2.5. LITIGATION. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of such Shareholder, threatened against or affecting such Shareholder before any court or arbitrator or any Governmental Authority which in any manner challenges or seeks to prevent, enjoin, alter or delay or otherwise adversely affect the right or ability of such Shareholder to consummate the transactions contemplated by this Agreement and the Ancillary Agreements to which such Shareholder will be a party at the Closing. Such Shareholder knows of no valid basis for any such action, suit, investigation or proceeding.

          3.2.6. INTERESTS IN CUSTOMERS, SUPPLIERS, ETC. Except as disclosed in
SCHEDULE 3.2.6, such Shareholder does not possess, directly or indirectly, any ownership interest in, or is a director, officer or employee of, any Person which is a supplier, customer, lessor, lessee, licensor, developer, competitor or potential competitor of the Company. Ownership of 2% or less of any class of securities of a company whose securities are registered under the Exchange Act will not be deemed to be an ownership interest for purposes of this Section 3.2.6.

          3.2.7 FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of such Shareholder who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                   IV. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and each Shareholder as of the date hereof and the Closing as follows:

          4.1. CORPORATE EXISTENCE AND POWER. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all power and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

          4.2. CORPORATE AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance by Buyer of this Agreement are, and each Ancillary Agreement to which Buyer will be a party at the Closing will be, within Buyer's corporate powers and have been and will have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and each Ancillary Agreement to which Buyer will be a party at the Closing will have been, duly executed and delivered by Buyer and constitutes and will constitute a valid and binding agreement of Buyer, enforceable against Buyer in accordance with their respective terms, except to the extent that their enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

          4.3. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement, and each Ancillary Agreement to which Buyer will be a party at the Closing, require no action by or in respect of, or filing with, any Governmental Authority.

          4.4. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement and each Ancillary Agreement to which Buyer is or will be a party at the Closing, do not and will not at the Closing (i) violate the certificate of incorporation or bylaws of Buyer or (ii) violate any applicable Law or Order.

          4.5. LITIGATION. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of Buyer, threatened against or affecting Buyer, or any of Buyer's properties before any court or arbitrator or any Governmental Authorities which in any manner challenges or seeks to prevent, enjoin, alter or delay or otherwise adversely affect the right or ability of Buyer to consummate the transactions contemplated by this Agreement and any Ancillary Agreements to which Buyer will be a party at the Closing.

          4.6. FINDERS' FEES. Except for Saunders Karp & Megrue, L.P., Carlisle Group, L.P. and Harvey & Company, LLC, whose fees and expenses (including transaction fees) will be paid by Buyer, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission by Buyer or any of Buyer's Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

                              V. CERTAIN COVENANTS

          5.1. CONDUCT OF BUSINESS OF THE COMPANY. During the period from the date of this Agreement to the Closing Date, each Shareholder will cause the Company to, and the Company will, conduct its operations only in the Ordinary Course of Business (including managing its working capital in accordance with its past practice and custom) and use its respective best efforts to: preserve intact the Company's business organizations, keep available the services of the Company's officers and employees and maintain the Company's relationships and goodwill with licensors, suppliers, distributors, customers, landlords, employees, agents and others having business relationships with the Company. During the period from the date of this Agreement to the Closing, the Company will confer with Buyer concerning operational matters of a material nature and report periodically to Buyer concerning the Company's business, operations and finances and will deliver all Monthly Financial Statements to Buyer not previously delivered to Buyer on or prior to the date hereof. Without limiting the generality or effect of the foregoing, prior to the Closing Date, except with the prior written consent of Buyer, the Company will not, and the Shareholders will cause the Company not to:

          (a) Amend or modify its articles of incorporation, bylaws or any other organizational document from its form on the date of this Agreement;

          (b) Change any salaries or other compensation of, or pay any bonuses to any current or former director, officer, employee or shareholder of the Company, other than the bonuses described on SCHEDULE 5.1, or enter into any employment, severance, or similar agreement with any current or former director, officer, shareholder or employee of the Company, provided, however, that the compensation of employees of the Company receiving annual compensation of less than $50,000 may be changed in the Ordinary Course of Business;

          (c) Adopt or increase any benefits under any Plan for or with any of its employees;

          (d) Enter into any contract or commitment with respect to capital expenditures, except for those capital expenditures that are set forth on
SCHEDULE 5.1 and that do not, individually or in the aggregate, provide for payment by the Company of $50,000 or more;

          (e) Except as contemplated by Section 5.1(d), enter into any contract or commitment except contracts and commitments (for capital expenditures or otherwise) in the Ordinary Course of Business (and in any case not exceeding the dollar amounts with respect to specified categories of contracts in Section 3.1.11);

          (f) Modify or amend in any material respect or terminate any contract listed or required to be listed in SCHEDULE 3.1.11;

          (g) Incur, assume or guarantee Indebtedness or pay any Related Party Indebtedness;

          (h) Enter into any transaction or commitment relating to the assets or the business of the Company which, individually or in the aggregate, could reasonably be expected to be material to the Company, or cancel or waive any claim or right of substantial value which, individually or in the aggregate, could reasonably be expected to be material to the Company, or amend any term of any Company Securities;

          (i) Set aside or pay any dividend or make any other distribution with respect to any Company Securities or repurchase, redeem or otherwise acquire, directly or indirectly, any Company Securities ;

          (j) Make any change in accounting methods or practices (including changes in accruals or reserve amounts or policies);

          (k) Issue or sell any Company Securities or make any other changes in its capital structure, including the grant of any stock option or other right to purchase Company Securities;

          (l) Sell, lease or otherwise dispose of any material asset or property;

          (m) Except as expressly permitted under this Agreement, write-off as uncollectible any notes or accounts receivable, except write-offs in the Ordinary Course of Business charged to applicable reserves, none of which individually or in the aggregate is material; write-off, write-up or write-down any other material asset of the Company; or alter its customary time periods for collection of accounts receivable or payments of accounts payable;

          (n) Create or assume any Lien other than Permitted Liens;

          (o) Make any loan, advance or capital contributions to or investment in any Person;

          (p) Terminate or close any material facility, business or operation of the Company;

          (q) Cause any other event, occurrence, development or state of circumstances or facts which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;

          (r) Take any action that would cause any of the representations and warranties made by the Company or any Shareholder in this Agreement not to remain true and correct or any of the conditions set forth in Section 7.1 from being satisfied;

          (s) Settle any claim or litigation that could reasonably be expected to be material to the Company; or

          (t) Agree to do any of the foregoing.

          5.2. EXCLUSIVE DEALING. During the period from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, neither the Shareholders nor the Company will, and the Company and the Shareholders will cause their respective Affiliates and their respective representatives (including advisors, agents, attorneys, directors, employees and consultants) not to, take any action to, directly or indirectly, encourage, initiate, solicit, accept, approve or engage in discussions or negotiations with, or provide any information to any Person, other than Buyer (and its Affiliates and representatives), concerning any purchase of any Company Security or any asset purchase, merger or similar transaction involving the Company. The Company and the Shareholders will disclose to Buyer the existence or occurrence of any proposal or contract which it or they or any of their representatives described above may receive in respect of any such transaction as well as the identity of the Person from whom such a proposal or contract is received.

          5.3. REVIEW OF THE COMPANY; CONFIDENTIALITY. (a) Buyer may, prior to the Closing Date, directly or through its representatives, review the properties, books and records of the Company and its financial and legal condition to the extent it deems necessary or advisable to familiarize itself with such properties, books, records and other matters. The Shareholders will cause the Company to, and the Company will, permit Buyer and its representatives to have, after the date of execution of this Agreement, reasonable access to the premises and to all the respective books and records of the Company and to cause the officers, accountants and other representatives of the Company to furnish Buyer with such financial and operating data and other information with respect to the business and properties of the Company as Buyer may from time to time reasonably request. The Company will deliver or cause to be delivered to Buyer such additional instruments, documents, certificates and opinions as Buyer may reasonably request for the purpose of verifying the information set forth in this Agreement or on any Schedule attached hereto and consummating or evidencing the transactions contemplated by this Agreement.

          (b) Prior to the Closing, without the prior written consent of the other parties, no party will, or will permit any of its Affiliates to, disclose to any other Person (other than such Person's financing sources, existing shareholders and such Person's directors, officers, employees, advisors and other representatives that need to know) any proprietary, non-public information of another party previously delivered or made available to such other party in connection with the transactions contemplated hereby (including the existence of and terms of this Agreement and the Ancillary Agreements), other than to the extent required by applicable Law and upon the advice of counsel. Each party will direct its financing sources, shareholders, directors, officers, employees and representatives to keep all such information in strict confidence; provided, however, that each such Person may disclose such information to the extent required by Law and upon the advice of counsel.

          5.4. BEST EFFORTS; PRE-CLOSING AUDIT. (a) The Company, the Shareholders and Buyer will cooperate and use their respective reasonable best efforts to take, or cause to be taken, all appropriate actions, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their respective reasonable efforts to obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities and parties to contracts with the Company as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the sale contemplated hereby. Notwithstanding any other provision hereof, in no event will Buyer or any of its Affiliates (including the Company after the Closing) be required to make any payment in connection with any consent or approval or condition to Closing set forth in any subsection of Section 7.1 which is necessary or advisable for the Shareholders or the Company to obtain or satisfy in order to consummate the transactions contemplated by this Agreement.

          (b) The Shareholders and the Company will use their respective reasonable best efforts, directly or through their representatives, to provide such access to the books and records of the Company (including accountants' work papers) and to employees and other representatives of the Company as is necessary or advisable in the judgment of Buyer for Bonadio & Co. to complete an audit report on behalf of the Shareholders and the Company (the "PRE-CLOSING AUDIT") of the Reviewed Statements as of and for the period ended February 28, 1999 (as so audited, the "AUDITED FINANCIAL STATEMENTS"), the cost of which will be paid by Buyer.

          5.5. SATISFACTION AND TERMINATION OF EQUITY ARRANGEMENTS. On or prior to the Closing Date, the Company will terminate all equity-based plans or agreements listed in any of the Schedules attached hereto.

          5.6. PLAN ASSETS. The Company will promptly take all actions necessary to allow it to continue to constitute an Operating Company, and otherwise not to cause any of the respective underlying assets of the Company to be deemed "PLAN ASSETS" with respect to Buyer or any other shareholder of the Company.

          5.7. FINANCING DOCUMENTATION. The Company will, and the Shareholders will cause the Company to, use its best efforts to obtain all necessary documentation and agreements required in the judgment of Buyer to obtain the financing contemplated by Section 7.1.13, including leasehold mortgages, subordination and attornment agreements, UCC-1 financing statements and UCC-3 releases and other related documentation relevant to the security interest of Buyer's existing and prospective lenders.

          5.8. REORGANIZATION. At or prior to the Closing, the Partnership will, and the Shareholders will cause the Partnership to, transfer to the Company in such manner and on such terms and conditions as may be approved by Buyer, free and clear of any Liens, except for Permitted Liens, all of the right, title and interest in the assets and properties of the Partnership used in the business of the Company (the "REORGANIZATION"). The Shareholders will bear any and all Taxes, costs and expenses related to such transfers and assignments. SCHEDULE
5.8 hereto sets forth a list of all such assets and related liabilities which are outstanding and owed by the Partnership that will be transferred to the Company pursuant to the Reorganization.

          5.9. COMPANY NOTES. At or prior to the Closing, the Shareholders will assume all obligations and duty of performance of the Company under any and all notes payable to Testamentary Trust A under will of Frank P. Gillette with Charlyne, John and Martin Gillette as Co-trustees, such obligations as reflected on the Reviewed Balance Sheet (the "COMPANY NOTES", and such transactions, the "ASSIGNMENT"), and the Company and the Shareholders will use their reasonable best efforts to obtain any consents or approvals required to effect the Assignment. After the Assignment, the Company will have no further obligations under the Company Notes.

          5.10. AUTOMOBILES. At or prior to the Closing, the Shareholders will cause the Company to, and the Company will, transfer to each of the Shareholders and Darren Gillette, free and clear of any Liens, all of the Company's right, title and interest in the automobiles listed opposite each of the Shareholders' and Darren Gillette's respective names as set forth in SCHEDULE 5.10, and the Shareholders will bear any and all Taxes, costs and expenses related to such transfer and assignment, except that such transfer will not cause any corresponding adjustment in the determination of the Closing Balance Sheet and the Closing Shareholders' Equity.

          5.11. BENEFITS. (a) Until the second anniversary of the Closing, Buyer will cause the Company to continue to offer to its eligible employees benefits that, in the aggregate, are substantially comparable to the benefits provided under the Plans listed in SCHEDULE 3.1.18(a) on terms and with contribution and co-payment levels substantially similar as those provided to its eligible employees immediately prior to the date hereof under such Plans, including but not limited to (i) maintaining contribution levels of the Company with respect to (x) the Gillette Machine & Tool Company, Inc. Profit Sharing Plan for each employee participant at the annual rate of approximately one-week's salary of such employee participant and (y) the Gillette Machine & Tool Company, Inc. Savings and Retirement Plan for each employee participant at the annual rate of approximately 25% of the first 6% of such employee participant's own contributions and (ii) continuation of group health and medical coverage for current and future retired employees of the Company so long as such benefit can be provided at no cost to the Company.

          (b) Nothing contained in this Agreement will confer upon any current or retired employee of the Company, or any legal representative thereof, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement (other than as provided in any of the Employment Letters), including but not limited to, any right to employment for any specified period. Subject to
Section 5.11(a), neither Buyer nor any Affiliate of Buyer (including the Company after the Closing Date) will be required to continue any particular Plan after the Closing Date for the current and retired employees of the Company, and any Plan may be amended or terminated in accordance with its terms and any applicable Law. In the event the Plans are terminated by Buyer and replaced with a similar benefit program for current or retired employees of the Company, those employees will be eligible to participate in such benefit program and will receive full credit for their service with the Company for eligibility and vesting purposes with respect to such benefit program.

          5.12. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto and subject to Section 5.4, the other parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                                 VI. TAX MATTERS

          6.1. TAX RETURNS. The Shareholders will have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company with respect to any taxable year or other taxable period ending on or prior to the Closing Date that are filed prior to the Closing Date. The Buyer will have the exclusive authority and obligation to prepare and timely file, or cause to be prepared and timely filed, all Returns of the Company that are filed after the Closing Date. Such authority will include, but not be limited to, the determination of the manner in which any items of income, gain, deduction, loss or credit arising out of the respective income, properties and operations of the Company will be reported or disclosed in such Returns; PROVIDED, HOWEVER, that unless otherwise required by law, Buyer and the Shareholders shall prepare such Returns (and any amended Return) in a manner consistent with past practices and shall not change any of the accounting methods, elections and conventions used in preparing such Returns if the effect of such change would be to increase the amount of Tax liabilities of the Shareholders or Buyer, respectively.

          6.2. APPORTIONMENT OF TAXES. Except as otherwise provided in this Agreement, all Taxes and Tax liabilities with respect to the income, property or operations of the Company that relate to a taxable year or other taxable period beginning before and ending after the Closing Date will be apportioned between the Pre-Closing Tax Period and the Post-Closing Tax Period as follows: (A) in the case of Taxes other than income Taxes and sales and use Taxes, on a per diem basis, and (B) in the case of income Taxes and sales and use Taxes, as determined from the books and records of the Company, between Pre-Closing and Post-Closing Tax Periods as though the taxable year of the Company terminated at the close of business on the Closing Date, and based on accounting methods, elections and conventions that do not have the effect of distorting income and expenses. The Shareholders will be jointly and severally liable for the payment of all Taxes of the Company which are attributable to any Pre-Closing Tax Period, whether shown on any original Return or amended Return for the period referred to therein. The Company will be liable for the payment of all Taxes which are attributable to any Post-Closing Tax Period. All transfer, documentary, sales, use, stamp, registration, value added and other Taxes and fees (including any penalties and interest), imposed on the Buyer or the Company which are incurred in connection with this Agreement, including pursuant to the Reorganization, Assignment and Section 5.10, will be borne and paid by the Shareholders when due, and the Shareholders will, at their own expense, cause to be filed all necessary Returns and other documentation with respect to all such Taxes and fees.

          6.3. COOPERATION; AUDITS. In connection with the preparation of Returns, audit examinations and any administrative or judicial proceedings relating to the Tax liabilities imposed on the Company for all Pre-Closing Tax Periods, Buyer and the Company, on the one hand, and the Shareholders, on the other hand, will cooperate fully with each other, including, but not limited to, the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney and other materials necessary or helpful for the preparation of such Returns, the conduct of audit examinations or the defense of claims by Tax authorities as to the imposition of Taxes.

          6.4. CONTROVERSIES. Buyer will promptly notify the Shareholders in writing upon receipt by Buyer or any Affiliate of Buyer (including the Company after the Closing Date) of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period for which the Shareholders may be liable under this Agreement (any such inquiry, claim, assessment, audit or similar event, a "TAX MATTER"). The Shareholders, at their sole expense, will have the exclusive authority to represent the interests of the Company with respect to any Tax Matter before the IRS, any other Taxing Authority or any other Governmental Authority or any court and will have the sole right to extend or waive the statute of limitations with respect to such Tax Matter and to control the defense, compromise or other resolution of such Tax Matter, including responding to inquiries, filing Tax returns and settling audits; PROVIDED, HOWEVER, that the Shareholders will not enter into any settlement of or otherwise compromise any Tax Matter that affects or may affect the Tax liability of Buyer or the Company or any Affiliate of the foregoing for any Post-Closing Tax Period, including the portion of a period beginning before the Closing Date and ending after the Closing Date, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed.

The Shareholders will keep Buyer fully and timely informed with respect to the commencement, status and nature of any Tax Matter. The Shareholders will consult with Buyer regarding the conduct of or positions taken in any such proceeding.

          6.5. AMENDED RETURNS. The Shareholders will not file or cause or permit to be filed any amended Return without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed. Buyer will not file or cause to be filed any amended Return covering any period or adjusting any Taxes for a period which includes any period prior to the Closing Date without the prior written consent of the Shareholders, which consent will not be unreasonably withheld or delayed, other than those related to any requirement of a Taxing Authority or other Governmental Authority.

          6.6. NON-FOREIGN PERSON AFFIDAVIT. The Company will furnish to Buyer on or before the Closing Date a non-foreign person affidavit as required by
Section 1445 of the Code.

                           VII. CONDITIONS TO CLOSING

          7.1. CONDITIONS TO OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Closing are subject to the satisfaction of the following conditions (unless waived in writing by Buyer):

          7.1.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. (a) The representations and warranties of the Company made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) the Company shall have performed and complied with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Company on or before the Closing Date; and (c) the Company shall have delivered to Buyer a certificate of the Company's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as Buyer may reasonably request.

          7.1.2. CERTIFICATE OF THE COMPANY. The Company shall have delivered to Buyer a certificate from its Secretary or an Assistant Secretary certifying as to the due adoption of resolutions adopted by its Board of Directors authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

          7.1.3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS.
(a) The representations and warranties of each of the Shareholders made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," "Material Adverse Effect" or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) each of the Shareholders shall have performed and complied with all terms, Agreements and covenants contained in this Agreement required to be performed or complied with by such Shareholder on or before the Closing Date; and (c) each of the Shareholders shall have delivered to Buyer certificates dated the Closing Date confirming the foregoing and such other evidence of compliance with such Shareholders' obligations as Buyer may reasonably request.

          7.1.4. NO INJUNCTION, ETC. No provision of any applicable Law or Order shall be in effect which prohibits the consummation of the Closing.

          7.1.5. NO PROCEEDINGS. No proceeding challenging this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing or seeking damages shall have been instituted by any Person before any Governmental Authority and be pending.

          7.1.6. OPINION OF COUNSEL. Buyer shall have received the opinion of Samuel J. Ianacone, counsel to the Company and the Shareholders, dated the Closing Date, substantially in the form attached hereto as EXHIBIT G.

          7.1.7. DUE DILIGENCE. Buyer shall have completed, or caused to be completed by its attorneys, accountants and other representatives, business, legal, environmental and accounting due diligence investigations and reviews of the Company, with the results of such reviews and investigations satisfactory to Buyer in its sole discretion.

          7.1.8. ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by the parties thereto other than Buyer or Affiliates of Buyer.

          7.1.9. RESIGNATION OF DIRECTORS. Each of the directors of the Company immediately prior to the Closing shall have submitted a letter of resignation to the Company effective as of the Closing.

          7.1.10. THIRD PARTY CONSENTS; GOVERNMENTAL APPROVALS. All consents, approvals, waivers and filings, if any, disclosed on any Schedule attached hereto or otherwise required in connection with the consummation of the transactions contemplated by this Agreement shall have been received or made. All of the consents, approvals, authorizations, exemptions, waivers and filings from Governmental Authorities required in order to enable Buyer to consummate the transactions contemplated hereby shall have been obtained or made.

          7.1.11. FIRPTA. The Company shall have furnished to Buyer, on or prior to the Closing Date, a non-foreign person affidavit required by Section 1445 of the Code.

          7.1.12. NO MATERIAL ADVERSE CHANGE. Prior to the Closing, no event shall have occurred which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          7.1.13. FINANCING. Buyer shall have obtained financing for the payment of the Aggregate Closing Consideration on terms satisfactory to it in its sole discretion. Buyer will provide reasonable advance notice in the event that financing for the payment of the Aggregate Closing Consideration on terms satisfactory to Buyer in its sole discretion cannot be obtained, PROVIDED, HOWEVER, that failure to provide such notice will not limit the condition (or waiver thereof) to Buyer's obligation to consummate the Closing as set forth in the preceding sentence.

          7.1.14. RELATED PARTY INDEBTEDNESS. The Shareholders shall have assumed all outstanding Related Party Indebtedness or shall have directed Buyer to repay all outstanding

Related Party Indebtedness with a portion of the proceeds of the Aggregate Closing Consideration, and caused any and all Liens relating thereto to be released in full.

          7.1.15. PRE-CLOSING AUDIT. Buyer shall have received the completed Pre-Closing Audit and Audited Financial Statements, which shall not reflect any materially adverse difference from the applicable Reviewed Statements, as determined by Buyer in its sole discretion.

          7.1.16 REORGANIZATION. The Company, the Partnership and the Shareholders shall have executed and delivered to Buyer such documents and instruments as are required to consummate the Reorganization and provided Buyer with such evidence of the consummation of the Reorganization as Buyer may reasonably request.

          7.2. CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders to consummate the Closing are subject to the satisfaction of the following conditions (unless waived in writing by the Shareholders owning a majority of the outstanding Common Stock):

          7.2.1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER. (a) The representations and warranties of Buyer made in this Agreement shall be true and correct in all respects (or, if any such representation is not expressly qualified by "materiality," or words of similar import, then in all material respects) as of the date hereof and as of the Closing, as though made as of the Closing; (b) Buyer shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by Buyer on or before the Closing Date; and (c) Buyer shall have delivered to the Company and the Shareholders a certificate of Buyer's Chief Executive Officer, dated the Closing Date, confirming the foregoing and such other evidence of compliance with its obligations as the Company or the Shareholders may reasonably request.

               7.2.2. BUYER'S CERTIFICATE. Buyer shall have delivered to the Company and the Shareholders a certificate from its Secretary or Assistant Secretary certifying as to the due adoption of resolutions adopted by the Board of Directors of Buyer authorizing the execution of this Agreement and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein.

          7.2.3. NO INJUNCTION, ETC. No provision of any applicable Law or Order shall be in effect which prohibits the consummation of the Closing.

          7.2.4. OPINION OF COUNSEL. The Company and the Shareholders shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Buyer, dated the Closing Date, substantially in the form attached hereto as EXHIBIT H.

          7.2.5 ANCILLARY AGREEMENTS. Each of the Ancillary Agreements shall have been executed and delivered by Buyer, if Buyer or the Company is a party thereto.

                         VIII. SURVIVAL; INDEMNIFICATION

          8.1. SURVIVAL. The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith will survive the Closing until the second anniversary of the Closing Date; PROVIDED, HOWEVER, that (i) the representations and warranties contained in Section 3.1.9 will survive the Closing until the expiration of the statute of limitations applicable to the matters covered thereby (after giving effect to any waiver, mitigation or extension thereof granted by the Company after the Closing) , (ii) the representations and warranties contained in Section 3.1.17 will survive the Closing until the fifth anniversary of the Closing Date, and (iii) the Selected Company Representations and Warranties, the Selected Shareholder Representations and Warranties and the Selected Buyer Representations and Warranties will survive the Closing indefinitely. Notwithstanding the immediately preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement will survive the time at which it would otherwise terminate pursuant to the preceding sentence if written notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time; PROVIDED, HOWEVER, that the applicable representation or warranty will survive only with respect to the particular inaccuracy or breach specified in such written notice. All covenants and agreements of the parties contained in this Agreement will survive the Closing indefinitely.

          8.2. INDEMNIFICATION. (a) Each Shareholder will, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, members, managing directors, Affiliates (including, after the Closing Date, the Company) and agents, and the successors to the foregoing (and their respective officers, directors, employees, members, managing directors, Affiliates and agents) (each, a "BUYER INDEMNIFIED PARTY"), against any and all liabilities, damages and losses and, if, and only to the extent asserted in a Third Party Claim, punitive damages, and all costs or expenses, including, without limitation, reasonable attorneys' and consultants' fees and expenses ("DAMAGES"), incurred or suffered as a result of or actually arising out of (i) the failure of any representation or warranty made by the Company or any Shareholder in any subsection of Section 3.1 to be true and correct as of the date hereof or as of the Closing Date (other than a breach of Section 3.1.9 with respect to Taxes, which will be governed by Section 8.3), (ii) the breach of any covenant or agreement made or to be performed by the Company pursuant to this Agreement, (iii) claims in connection with the Reorganization, or (iv) claims under the Company Notes; PROVIDED, HOWEVER, that neither the Company nor any Shareholder will be liable under clause (i) of this Section 8.2(a) unless the aggregate amount of Damages exceeds $100,000 (the "Basket") and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that the Shareholders' aggregate liability under clause (i) of this Section 8.2(a) and clause (i) of Section 8.2(b) will not exceed, in the aggregate, $2.5 million (the "Cap"). Notwithstanding the foregoing, breaches with respect to any of the Selected Company Representations and Warranties, the Selected Shareholder Representations and Warranties, and the other representations and warranties contained in Sections 3.1.6 and 3.1.9 are not subject to the Basket and the Cap.

          (b) Each Shareholder will, severally and not jointly, indemnify, defend and hold harmless each Buyer Indemnified Party against any and all Damages incurred or suffered as a result of or actually arising out of (i) the failure of any representation or warranty made by such Shareholder in any subsection of Section 3.2 of this Agreement to be true and correct as of the date hereof and the Closing Date or (ii) the breach of any covenant or agreement made or to be performed by such Shareholder pursuant to this Agreement; PROVIDED, HOWEVER, that the

Shareholders' aggregate liability under clause (i) of this Section 8.2(b) and clause (i) of Section 8.2(a) will not, in the aggregate, exceed the Cap. Notwithstanding the foregoing, breaches with respect to any of the Selected Company Representations and Warranties, the Selected Shareholder Representations and Warranties, and the other representations and warranties contained in Sections 3.1.6 and 3.1.9 are not subject to the Basket and the Cap.

          (c) Buyer will, after the Closing Date, indemnify, defend and hold harmless the Shareholders against Damages incurred or suffered as a result of or actually arising out of (i) the failure of any representation or warranty made by Buyer in this Agreement to be true and correct as of the date hereof and the Closing Date, (ii) the breach of any covenant or agreement made or to be performed by Buyer pursuant to this Agreement, or (iii) any of the obligations of the Company or the Partnership identified on SCHEDULE 8.2(c) that any Shareholder or partner of the Partnership has personally guaranteed; PROVIDED, HOWEVER, that Buyer will not be liable under clause (i) of this Section 8.2(c) unless the aggregate amount of Damages exceeds $100,000 and then from the first dollar to the full extent of such Damages; PROVIDED, FURTHER, HOWEVER, that Buyer's liability under clause (i) of this Section 8.2(c) will not exceed, in the aggregate, $2.5 million.

          8.3. TAX INDEMNIFICATION. Each Shareholder will, jointly and severally, indemnify, defend and hold harmless each Buyer Indemnified Party against (i) any and all Damages resulting from or actually arising out of, or incurred with respect to, the failure of any representation or warranty made by the Company pursuant to Section 3.1.9 to be true and correct as of the date hereof and as of the Closing Date, (ii) all Taxes imposed on or asserted against the Company or for which the Company may be liable in respect of the properties, income or operations of the Company for all Pre-Closing Tax Periods, and (iii) all Taxes imposed on or asserted against the Company, or for which the Company may be liable, as a result of any transaction contemplated by this Agreement, including the Reorganization and the Assignment and pursuant to Section 5.10.

          8.4. PROCEDURES. (a) If any Person who or which is entitled to seek indemnification under Section 8.2 or Section 8.3 (an "INDEMNIFIED PARTY") receives notice of the assertion or commencement of any Third Party Claim against such Indemnified Party with respect to which the Person against whom or which such indemnification is being sought (an "INDEMNIFYING PARTY") is obligated to provide indemnification under this Agreement, the Indemnified Party will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after receipt of such written notice of such Third Party Claim. Such notice by the Indemnified Party will describe the Third Party Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the Indemnified Party. The Indemnifying Party will have the right to participate in, or, by giving written notice to the Indemnified Party, to assume, the defense of any Third Party Claim at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel (reasonably satisfactory to the Indemnified Party), and the Indemnified Party will cooperate in good faith in such defense.

               (b) If, within ten days after giving notice of a Third Party Claim to an Indemnifying Party pursuant to Section 8.4(a), an Indemnified Party receives written notice from the Indemnifying Party that the Indemnifying Party has elected to assume the defense of such

Third Party Claim as provided in the last sentence of Section 8.4(a), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten days after receiving written notice from the Indemnified Party that the Indemnified Party reasonably believes the Indemnifying Party has failed to take such steps or if the Indemnifying Party has not agreed to indemnify the Indemnified Party in respect of all Damages relating to the matter, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith. Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim which would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder, or which provides for injunctive or other non-monetary relief applicable to the Indemnified Party, or, with the exception of tax matters, does not include an unconditional release of all Indemnified Parties. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party will give written notice to the Indemnified Party to that effect. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer. The Indemnified Party will provide the Indemnifying Party with reasonable access during normal business hours to books, records, and employees of the Indemnified Party necessary in connection with the Indemnifying Party's defense of any Third Party Claim which is the subject of a claim for indemnification by an Indemnified Party hereunder.

          (c) Any claim by an Indemnified Party on account of Damages which does not result from a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 20 days after the Indemnified Party becomes aware of such Direct Claim. Such notice by the Indemnified Party will describe the Direct Claim in reasonable detail, will include copies of all available material written evidence thereof and will indicate the estimated amount, if reasonably practicable, of Damages that has been or may be sustained by the Indemnified Party. The Indemnifying Party will have a period of ten days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such ten day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

          (d) A failure to give timely notice or to include any specified information in any notice as provided in Section 8.4(a), 8.4(b) or 8.4(c) will not affect the rights or obligations of any party hereunder, except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially prejudiced as a result of such failure.

          8.5. PAYMENT AND TREATMENT OF INDEMNIFICATION PAYMENTS. All indemnifiable Damages under this Agreement will be paid in cash in immediately available funds. Any amount paid by the Shareholders or Buyer under Section 8.2 or 8.3 will be treated as a capital contribution, on the one hand, and/or an adjustment to the Aggregate Closing Consideration on the other hand.

          8.6. INDEMNIFICATION AMOUNTS NET OF BENEFITS RECEIVED. The amount of Damages for which indemnification is provided under Sections 8.2 and 8.3 will be computed net of any insurance proceeds actually received by the Indemnified Party in connection with such Damages, reduced by all costs and expenses related thereto and any premium increase or expense directly resulting therefrom for a period of 3 years or such other period of time that can be determined for purposes of calculating the present value of such premium increase or expense as of the date payment of the amount of damages is made. If the amount with respect to which any claim is made under this Section 8.6 gives rise to a currently realizable Tax benefit, the indemnity payment will be reduced by the amount of such currently realizable benefit then available to the party making the claim if and to the extent actually realized by such party in the fiscal year in which such indemnity payment is made to such party or in the next succeeding fiscal year.

          8.7. EXCLUSIVE REMEDY. Absent fraud, Article VIII constitutes the exclusive remedy for the breach of covenants, agreements, representations or warranties set forth in this Agreement; PROVIDED, HOWEVER, that the provisions of this Section 8.7 will not prevent the Shareholders, the Company or Buyer from seeking the remedies of specific performance or injunctive relief in connection with the breach of a covenant or agreement of any party hereto.

                                IX. MISCELLANEOUS

          9.1. TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing:

          (i) by the mutual written consent of Buyer and the Shareholders owning a majority of the outstanding shares of Common Stock;

          (ii) by Buyer, if there has been a material violation or breach by the Company or any Shareholder of any of their respective covenants, representations or warranties contained in this Agreement which has prevented the satisfaction of any condition to the obligations of Buyer to consummate the Closing, and such violation or breach has not been waived by Buyer or, in the case of a covenant breach, cured by the Company or the Shareholders within ten days after written notice thereof from Buyer;

          (iii) by the Shareholders owning a majority of the outstanding shares of Common Stock, if there has been a material violation or breach by Buyer of any covenant, representation or warranty of Buyer contained in this Agreement which has prevented the satisfaction of any condition to the obligations of the Company and the Shareholders to consummate the Closing, and such violation or breach has not been waived by the Company or, in the case of a covenant breach, cured by Buyer within the ten days after written notice thereof from the Company;

          (iv) by Buyer or the Shareholders owning a majority of the outstanding shares of Common Stock, if the transactions contemplated hereby have not been consummated by September 3, 1999 (the "TERMINATION DATE"), PROVIDED, HOWEVER, that neither Buyer nor such Shareholders will be entitled to terminate this Agreement pursuant to this Section 9.1(a)(iv) if such Person's breach of this Agreement has prevented the consummation of the transactions contemplated hereby; and

          (v) by Buyer, if any of the conditions to Closing set forth in Sections 7.1.7, 7.1.10, 7.1.13 or 7.1.15 have not been satisfied.

          (b) In the event that this Agreement is terminated pursuant to Section 9.1(a), all further obligations of the parties hereto under this Agreement (other than pursuant to Article VIII and Article IX, which will continue in full force and effect) will terminate without further liability or obligation of any party to any other party hereunder; PROVIDED, HOWEVER, that no party will be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) the failure of such party to have performed its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

          9.2. NOTICES. All notices, requests and other communications to any party hereunder must be in writing (including facsimile transmission) and must be given to such party at its address and facsimile number set forth in SCHEDULE
9.2 (which may be changed by such party upon notice in accordance with this Section 9.2). All such notices, requests and other communications will be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication will be deemed not to have been received until the next succeeding Business Day in the place of receipt.

          9.3. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof, whether of a similar or dissimilar nature, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by Law.

          9.4. EXPENSES. Except as otherwise expressly provided for herein, the parties will pay or cause to be paid all of their own fees and expenses incident to this Agreement and in preparing to consummate and consummating the transactions contemplated hereby, including the fees and expenses of any broker, finder, financial advisor, legal advisor or similar person engaged by such party. All such fees and expenses of the Company will be properly accrued on the Closing Balance Sheet and the Closing Shareholders' Equity Statement.

          9.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise Transfer (including by operation of

Law) any of its rights or obligations under this Agreement without the consent of each other party hereto. Notwithstanding the foregoing, the Buyer may assign its rights and delegate its obligations under the Agreement to an Affiliate of Buyer without the consent of any other party hereto; PROVIDED, HOWEVER, that no such assignment will relieve Buyer of its obligations hereunder. Any assignment in violation of this Section 9.5 will be void ab initio.

          9.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Article VIII and Section 9.5, this Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns any legal or equitable rights hereunder.

          9.7. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the law of the State of New York, without regard to the conflict of laws rules of such State.

          9.8. JURISDICTION. Except as otherwise expressly provided in this Agreement, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any court of competent jurisdiction in the City of Rochester, or the United States District Court for the Western District of New York (assuming that such court otherwise has jurisdiction) and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.2 will be deemed effective service of process on such party.

          9.9. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO
HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          9.10. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          9.11. HEADINGS. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.

          9.12. ENTIRE AGREEMENT. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements constitute the entire agreement among the parties with respect to the subject matter of this Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Agreements supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof of this Agreement.

          9.13. SEVERABILITY; INJUNCTIVE RELIEF. (a) If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the remainder of the provisions of this Agreement (or the application of such provision in other jurisdictions or to Persons or circumstances other than those to which it was held invalid, illegal or unenforceable) will in no way be affected, impaired or invalidated, and to the extent permitted by applicable Law, any such provision will be restricted in applicability or reformed to the minimum extent required for such provision to be enforceable. This provision will be interpreted and enforced to give effect to the original written intent of the parties prior to the determination of such invalidity or unenforceability.

          (b) The parties acknowledge and agree that the covenants and agreements contained herein are reasonably necessary to protect the legitimate interests of the parties and their business and that any violation of such covenants and warranties will result in irreparable injury to the parties, the exact amount of which will be difficult to ascertain and the remedies at law for which will not be reasonable or adequate compensation to the parties for such a violation. Accordingly, each party agrees that if it violates any of the provisions of this Agreement, in addition to any other remedy available at Law or in equity, the non-breaching party will be entitled to seek specific performance or injunctive relief without posting a bond, or other security, and without the necessity of proving actual damages.

          9.14. CERTAIN INTERPRETIVE MATTERS. (a) Unless the context otherwise requires, (a) all references to Sections, Articles, Exhibits or Schedules are to Sections, Articles, Exhibits, or Schedules of or to this Agreement, (b) each of the Schedules will apply only to the corresponding subsection (or, if there is no subsection, section) of this Agreement, (c) each term defined in this Agreement has the meaning assigned to it, (d) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with GAAP, (e) words in the singular include the plural and VICE VERSA, and (f) the term "INCLUDING" means "including without limitation." All references to Laws in this Agreement will include any applicable amendments thereunder. All references to $ or dollar amounts will be to lawful currency of the United States. To the extent the term "DAY" or "DAYS" is used, it shall mean calendar days (unless referred to as a Business Day).

          (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

          (c) (i) All references to the "knowledge of the Company" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers or directors of the Company whose names are listed on SCHEDULE 9.15(c)(i), and will include such knowledge as such executive officers or directors would have had after due inquiry of the responsible individuals of the Company, its counsel and accountants.

          (ii) All references to the "knowledge of Buyer" or to words of similar import will be deemed to be references to the actual knowledge of one or more of the executive officers or directors of Buyer whose names are listed on SCHEDULE 9.15(c)(ii), and will include such knowledge as such executive officers or directors would have had after due inquiry of the responsible individuals of Buyer, its counsel and accountants.

          (iii) All references to the "knowledge of Shareholder" or to words of similar import will be deemed to be references to the actual knowledge of such Shareholder.

          9.15. TRANSFER OF PROCEEDS. In the event Buyer provides notice to the Shareholders pursuant to Section 8.4(a), the Shareholders will not transfer or permit the transfer of any of the Aggregate Closing Consideration received by or on behalf of such Shareholder, whether existing in the form of cash or such other form as all or a portion of the Aggregate Closing Consideration may exist as of the date of such notice, if the result thereof would make such Shareholder unable to satisfy its obligations hereunder as to indemnification.

     The parties hereto have caused this Agreement to be duly executed by their respective authorized officers or in their individual capacity, if applicable, as of the day and year first above written.

                                  GILLETTE MACHINE & TOOL CO., INC.

                                  By:  /s/ Charlyne C. Gillette
                                       -------------------------------
                                       Name:  Charlyne C. Gillette
                                       Title: President

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, personally came before me Charlyne C. Gillette, who being by me duly sworn, says that he/she is the President of Gillette Machine & Tool Co., Inc., a NY corporation, that said writing was signed by him/her, and the said President acknowledged the said writing to be the act and deed of said corporation.

                                          /s/ Samuel J. Ianacone Jr.
                                          -------------------------------
                                          Notary Public

My Commission Expires:

--------------------

                                           GILLETTE MACHINE & EQUIPMENT COMPANY

                                           By: /s/ Martin Gillette
                                              -------------------------------
                                               Name:  Martin Gillette
                                               Title: Partner

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, personally came before me Martin Gillette, who being by me duly sworn, says that he/she is the Partner of Gillette Machine & Equipment Co., a NY Gen. Partnership, that said writing was signed by him/her, and the said Partner acknowledged the said writing to be the act and deed of said Partnership.

                                             /s/ Samuel J. Ianacone Jr.
                                             -------------------------------
                                             Notary Public

My Commission Expires:

--------------------

                                             /s/ Charlyne Gillette
                                             -------------------------------
                                             Charlyne Gillette

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, came before me, a notary public in and for the State of New York, personally appeared Charlyne Gillette, to me known to be the person named in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her voluntary act and deed.

                                             /s/ Samuel J. Ianacone Jr.
                                             -------------------------------
                                             Notary Public

My Commission Expires:

--------------------

                                              /s/ Martin Gillette
                                              ------------------------------
                                              Martin Gillette

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, came before me, a notary public in and for the State of New York, personally appeared Martin Gillette, to me known to be the person named in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her voluntary act and deed.

                                             /s/ Samuel J. Ianacone Jr.
                                             -------------------------------
                                             Notary Public

My Commission Expires:

--------------------

                                             /s/ John Gillette
                                             -------------------------------
                                             John Gillette

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, came before me, a notary public in and for the State of New York, personally appeared John Gillette, to me known to be the person named in and who executed the foregoing instrument, and acknowledged that he/she executed the same as his/her voluntary act and deed.

                                             /s/ Samuel J. Ianacone Jr.
                                             -------------------------------
                                             Notary Public

My Commission Expires:

--------------------

                                       TESTAMENTARY TRUST B UNDER WILL OF
                                       FRANK P. GILLETTE DATED FEBRUARY 7, 1992

                                       By: /s/ Martin Gillette
                                           -------------------------------
                                           Name:  Martin Gillette
                                           Title: Trustee

STATE OF NEW YORK      )

                       )ss.:

COUNTY OF MONROE       )

                  This 1st day of September, 1999, personally came before me Martin Gillette, who being duly sworn, says that he/she is the Trustee of the above trust, a _______________________________, that said writing was signed by him/her, and the said trustee acknowledged the said writing to be the act and deed of said trust.

                                             /s/ Samuel J. Ianacone Jr.
                                             -------------------------------
                                             Notary Public

My Commission Expires:

--------------------

                                           PRECISION PARTNERS, INC.

                                           By: /s/ James E. Ashton
                                              -------------------------------
                                              Name:  Dr. James E. Ashton
                                              Title: President and CEO

STATE OF TEXAS         )

                       )ss.:

COUNTY OF DALLAS       )

                  This 27th day of August, 1999, personally came before me James E. Ashton, who being duly sworn, says that he is the President and CEO of Precision Partners, Inc., a Delaware corporation, that said writing was signed by him, and the said James E. Ashton acknowledged the said writing to be the act and deed of said corporation.

                                             /s/ Jacqueline LeFonte
                                             -------------------------------
                                             Notary Public

My Commission Expires:
05-28-2000